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                                                                       EXHIBIT 5

        FORM OF OPINION OF MOYE, GILES, O'KEEFE, VERMEIRE & GORRELL, LLP



          [LETTERHEAD OF MOYE, GILES, O'KEEFE, VERMEIRE & GORRELL LLP]



_______, 2002

Dividend Capital Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202

         Re:  Dividend Capital Trust Inc.
              Registration Statement on Form S-11
              Registration No. 333- 86234

Ladies and Gentlemen:

         We have acted as counsel to Dividend Capital Trust Inc. (the "Company"), a Maryland corporation, in connection with the public offering and sale (the "Offering") of up to 30,000,000 shares of common stock, par value $0.01 per share. The Shares are being registered with the Securities and Exchange Commission (the "Commission") pursuant to a Registration Statement on Form S-11 filed with the Commission on April 15, 2002 (as amended, the "Registration Statement"). We are familiar with the documents and materials relating to the Company relevant to this opinion.

         In rendering our opinion, we have examined the following:

         (i) the Company's Articles of Incorporation, as duly filed with the Department of Assessments and Taxation of the State of Maryland on April 15, 2002;

         (ii)     the Company's Bylaws;

         (iii) the Registration Statement, including the Prospectus contained therein;

         (iv) Certificate of Status for the Company from the State of Maryland dated April 12, 2002; and

         (v) originals (or copies identified to our satisfaction) of certificates of public officials and officers of the Company, and such other documents, certificates, records and papers as we have deemed necessary or appropriate for purposes of this opinion.




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         With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or reproduced copies.

         Assuming the foregoing, based on our review of the relevant documents and materials, and without further investigation, it is our opinion that:

         1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Maryland.

         2. At such time as (i) the Registration Statement has become effective with the Commission pursuant to the Securities Act of 1933, as amended,
         (ii) the Shares have been validly and properly issued by the Company pursuant to the Offering in the form and containing the terms described in the Registration Statement, and (iii) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation, an appropriate order of effectiveness or similar order issued by each state in which the Shares are to be offered and sold, then the Shares, when sold, will be legally issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulation of the Commission promulgated thereunder.

         We undertake no obligation to update the opinions expressed herein at any time after the date hereof. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part, or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
                                                Respectfully submitted,



                                                MOYE, GILES, O'KEEFE, VERMEIRE &
                                                GORRELL LLP